UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934

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☐	Definitive Proxy Statement
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☐	Soliciting Material Pursuant to §240.14a-12

OptiNose, Inc.
(Name of Registrant as Specified In Its Charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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SUPPLEMENT TO
NOTICE OF 2020 ANNUAL MEETING OF STOCKHOLDERS AND PROXY STATEMENT
DATED APRIL 29, 2020
FOR THE ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON JUNE 10, 2020

On April 29, 2020, OptiNose, Inc. (“Optinose”) filed a definitive proxy statement (the “Proxy Statement”) with the Securities and Exchange Commission in connection with its Annual Meeting of Stockholders to be held on June 10, 2020. On May 27, 2020, Optinose issued a press release announcing that its Annual Meeting of Stockholders will now be held by means of a virtual format only. The press release is being filed herewith as definitive additional material.

The press release should be read in conjunction with the Proxy Statement.

Optinose to Host its Annual Meeting of Stockholders in Virtual Format

YARDLEY, Pa., May 27, 2020 —OptiNose, Inc. (NASDAQ:OPTN) today announced that due to the public health and safety concerns related to the novel coronavirus (COVID-19) pandemic and recommendations and orders from federal and state governmental authorities, its Annual Meeting of Stockholders (the 2020 Annual Meeting) will now be held by means of a virtual format only. The date and time of the meeting (June 10, 2020 at 8:30 am Eastern Time), as disclosed in Optinose’s proxy statement for the meeting, have not changed.

Online access to the meeting will begin at 8:15 am Eastern Time. Stockholders will not be able to attend the meeting in person. The virtual format of the 2020 Annual Meeting will provide stockholders with the same rights and opportunities to participate as they would have at an in-person meeting. If you plan to attend the meeting, please check the “Investors” section of www.optinose.com for updates prior to the meeting date.

As always, whether or not you plan to attend the 2020 Annual Meeting, you are encouraged to vote your shares prior to the meeting by one of the methods described in the proxy materials for the meeting. If you have already voted, you do not need to vote again.

Attending the Virtual Meeting

You can attend the meeting by accessing www.virtualshareholdermeeting.com/OPTN2020 and entering the 16-digit control number on the proxy card you previously received; if you hold your shares in “street name” (i.e., through an account at a broker or other nominee), please follow your broker’s or nominee’s instructions you previously received to obtain your 16-digit control number or otherwise attend through the broker or nominee.

A list of Optinose’s stockholders of record will be available for examination by stockholders on the meeting website during the meeting.

Asking Questions

If you wish to submit a question during the meeting, you can do so by visiting www.virtualshareholdermeeting.com/OPTN2020 and entering your 16-digit control number and submitting the question in the “Ask a Question” field. Only questions pertinent to meeting matters will be answered during the meeting, subject to time constraints.

Voting Shares at the Virtual Meeting

If you have not voted your shares prior to the meeting, you will be able to vote your shares electronically at the 2020 Annual Meeting by clicking “Vote Here” on the meeting website. Whether or not you plan to attend the meeting, you are encouraged to vote your shares prior to the meeting by one of the methods described in the proxy materials you previously received.

The proxy materials you previously received may continue to be used to vote your shares in connection with the meeting. The previously distributed proxy materials will not be updated to reflect the change to a virtual format. If you have already voted, you do not need to vote again.

About Optinose

Optinose is a specialty pharmaceutical company focused on serving the needs of patients cared for by ear, nose and throat (ENT) and allergy specialists. Optinose has offices in the U.S., the U.K. and Norway. To learn more, please visit www.optinose.com or follow us on Twitter and LinkedIn.

Optinose Investor Contact
Jonathan Neely
jonathan.neely@optinose.com
267.521.0531

Important Notice Regarding the Availability of Proxy Materials for the 2020 Annual Meeting of
Stockholders to be held on June 10, 2020 virtually via live audio-only webcast at
www.virtualshareholdermeeting.com/OPTN2020.

The Proxy Statement and our Annual Report on Form 10-K for the fiscal year ended December 31, 2019, as filed with the Securities and Exchange Commission, are available at www.proxyvote.com.

May 27, 2020

By order of the Board of Directors

Peter K. Miller
Chief Executive Officer